EXHIBIT 10.16.1

LAKES ENTERTAINMENT, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of the date set forth below by and between (Name) ("Participant") and Lakes Entertainment, Inc., a Minnesota corporation, having a place of business at 130 Cheshire Lane, Minneapolis, Minnesota, 55305 (the "Company").

WITNESSETH:

WHEREAS, the Company has adopted the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan (the "Plan") and the Committee appointed pursuant to the Plan or its delegate granted a Non-Qualified Stock Option to the Participant on                        , subject to the execution of this Agreement. Capitalized terms not defined in this Agreement have the meaning assigned to them in the Plan.

NOW THEREFORE, it is agreed as follows:

1.     The terms and conditions of the Plan, a copy of which has been delivered to the Participant, are hereby incorporated into and made a part of this Agreement by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2.     The number of Shares subject to the Option provided for by this Agreement and the purchase price of each such Share are set forth at the end of this Agreement after "Number of Shares:" and "Purchase Price:", respectively.

3.     No Option provided for by this Agreement is exercisable after the expiration of ten (10) years from the date the Option was granted by the Committee or its delegate.

4.     Except as provided in paragraph 5 and paragraph 6 of this Agreement, the Option provided for by this Agreement is exercisable in cumulative installments of ____________% of the total grant beginning on or after the first anniversary of the date the Option was granted by the Committee or its delegate, with an additional twenty-five ____________% of the total grant becoming exercisable on or after each of the ____________ successive anniversaries of such date, so long as the Participant remains an employee of the Company.

5.     In the event the employment of the Participant is terminated, for any reason other than death, the Option provided by this Agreement shall be exercisable by the Participant (to the extent the Participant is entitled to do so at the termination of employment) at any time within six (6) months after such termination of employment, but in no event later than the expiration date of the Option. In the event of any termination of employment of the Participant that is either (a) for "cause" (as defined below) or (b) voluntary on the part of the Participant and without the written consent of the Company, the Participant's right to exercise any part of the Option will terminate on the date employment of the Participant terminated.

For purposes of this Agreement, a termination for "cause" has the meaning set forth in any employment agreement between the Company (or any of its subsidiaries) and the Participant. If there is no employment agreement between the Company (or any of its subsidiaries) and the Participant or there is no definition of termination for "cause" in the Participant's employment agreement, then a termination for "cause" means: (a) the Participant's conviction of a felony that would materially damage the reputation of the Company; (b) material misappropriation by the Participant of the Company's property or other material acts of dishonesty by the Participant against the Company; or (c) the Participant's gross negligence or willful misconduct in the performance of his or her duties as an employee of them Company that has a material adverse effect on the Company.

In the event that the Participant shall die while an employee of the Company, or any of its subsidiaries, the Option may be exercised (to the extent that the Participant shall have been entitled to do so at the date of his or her death) by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within one (1) year after the date of death, but in no event later than the expiration date of the Option.

6.     Unless otherwise determined by the Board and a majority of the Continuing Directors, the Option will become immediately exercisable in full if a Change in Control occurs. In the even the Company is a party to a merger, exchange or reorganization, the Option will be subject to the terms and conditions of the agreement of merger, exchange or reorganization, which may include, without limitation, accelerating the vesting or exercise date of the Option in exchange for the immediate distribution of a cash payment equal to the difference between the Fair Market Value on the date of the Change in Control and the exercise price of the Option multiplied by the number of Shares subject to the Option.

7.     The Option may not be transferred, pledged or assigned (except, in the event of the Participant's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder). The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the Participant's rights and receive any property distributable with respect to any Option in the event of the Participant's death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any "family member" (as defined in the General Instructions to Form S-8 (or any successor to such General Instructions and Form) under the Securities Act of 1933, as amended) at any time the Participant holds the Non-Qualified Stock Option, provided that such transfers may not be for value and the family member may not make subsequent transfers other than by will or by the laws of descent and distribution. The Option may be exercised during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option will be void and unenforceable against the Company or any Affiliate.

8.     The Participant's employment, subject to the provisions of any contract between the Company (or any of its subsidiaries) and the Participant, shall be at the pleasure of the Board of Directors of the Company or other employing corporation.

9.     Subject to the terms and conditions of this Agreement and the Plan, the Option, may be exercised by giving written notice of exercise signed by the Participant to the Secretary of the Company at its principal office and specifying the number of Shares to be purchased and by paying in full the purchase price of the number of Shares with respect to which the Option is exercised, in cash and/or, with the consent of the Committee, shares of common stock of the Company or other property. In addition, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery to the Participant of a certificate representing the Shares issued pursuant to the Option exercised, pay promptly an amount sufficient to satisfy applicable federal, state or local tax requirements. In the event the Option is exercised by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. The Company has no obligation to deliver Shares or cash upon exercise of any Option until qualified for delivery under such laws and regulations as may be deemed by the Company applicable to such exercise.

10.     Nothing in this Agreement expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation, other than the parties to this Agreement, any rights or benefits under or by reason of this Agreement.

11.     Each party to this Agreement agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

12.     This Agreement embodies the entire agreement made between the parties to this Agreement with respect to the matters covered herein and shall not be modified except by writing signed by the party to be charged.

13.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same agreement.

14.     This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed in the State of Minnesota.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date.

NUMBER OF SHARES:	PARTICIPANT:

PURCHASE PRICE:	LAKES ENTERTAINMENT, INC.

By
Its: President, Chief Financial Officer

EFFECTIVE DATE:

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